As filed with the Securities and Exchange Commission on September 9, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4088127
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

5677 Airline Road
Arlington, Tennessee 38002

(Address, including zip code, of principal executive offices)

Wright Medical Group, Inc.
Second Amended and Restated 1999 Equity Incentive Plan
(Full title of the plan)

F. Barry Bays
President and Chief Executive Officer
Wright Medical Group, Inc.
5677 Airline Road
Arlington, Tennessee 38002
(901) 867-9971
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Rebecca W. Ballou, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz
165 Madison Avenue, 20th Floor
Memphis, TN 38103
(901) 526-2000

Calculation of Registration Fee

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of securities	registered	offering price per	aggregate offering	registration
to be registered	(1)	share (2)	price (2)	fee

Common Stock	2,000,0000	$23.34	$46,680,000	$3,776.41

1.	This Registration Statement covers 2,000,000 shares of voting common stock, $0.01 par value per share, of Wright Medical Group, Inc. (the “Common Stock”) issuable pursuant to the Wright Medical Group, Inc. Second Amended and Restated 1999 Equity Incentive Plan (the “Plan”). The Plan authorizes the issuance of a maximum of 6,767,051 shares of Common Stock, including the 2,000,000 shares being registered hereby. In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

2.	Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on September 4, 2003.

PART II
SIGNATURES
INDEX TO EXHIBITS
EX-5 OPINION OF BAKER DONELSON
EX-23.1 CONSENT OF KPMG LLP

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The stockholders of Wright Medical Group, Inc. (the “Company”) originally approved the Company’s 1999 Equity Incentive Plan on December 7, 1999, and the plan subsequently was amended and restated on July 6, 2001. On May 13, 2003, the Company’s stockholders approved an amendment increasing the number of shares of Common Stock available for awards thereunder by 2,000,000 shares, which are the subject of this registration statement.

     The contents of the Company’s earlier Registration Statement, file number 333-75176, are incorporated herein by reference.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Wright Medical Group, Inc., a Delaware corporation (the “Company”), are incorporated by reference into the Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 14, 2003;

2.	The Company’s Current Report on Form 8-K, filed with the Commission on April 28, 2003;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 7, 2003;

4.	The Company’s Current Report on Form 8-K, filed with the Commission on July 28, 2003;

5.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 7, 2003; and

6.	The description of the Common Stock contained in the Prospectus portion of the Company’s Form S-1 (Registration No. 333-81618) filed with the Commission on February 28, 2002, under the heading “Description of Capital Stock.”

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference in this registration statement the copy of its report dated February 22,

2002, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The absence of such consent may limit recovery by investors on certain claims, including without limitation, claims arising under Section 11 of the Securities Act.

ITEM 4. EXHIBITS

Exhibit No.	Description of Exhibits

4	Wright Medical Group, Inc. Second Amended and Restated 1999 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement filed with the Commission on April 11, 2003).

5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. concerning the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference a copy of its report dated February 22, 2002. See Item 3.

23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 8th day of September, 2003.

WRIGHT MEDICAL GROUP, INC.

By: /s/ F. Barry Bays F. Barry Bays President and Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned officers and directors of Wright Medical Group, Inc. hereby severally constitutes and appoints John K. Bakewell as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ F. BARRY BAYS F. Barry Bays	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2003

/s/ JOHN K. BAKEWELL John K. Bakewell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2003

/s/ JAMES T. TREACE James T. Treace	Chairman of the Board	September 8, 2003

/s/ RICHARD B. EMMITT Richard B. Emmitt	Director	September 8, 2003

/s/ JAMES E. THOMAS James E. Thomas	Director	September 8, 2003

/s/ THOMAS E. TIMBIE Thomas E. Timbie	Director	September 8, 2003

/s/ ELIZABETH H. WEATHERMAN Elizabeth H. Weatherman	Director	September 8, 2003

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

4	Wright Medical Group, Inc. Second Amended and Restated 1999 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement filed with the Commission on April 11, 2003).

5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. concerning the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference a copy of its report dated February 22, 2002. See Item 3.

23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).